UNITED STATES
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SONUS PHARMACEUTICALS, INC.
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The following is a joint press release of Sonus Pharmaceuticals, Inc. and OncoGenex Technologies Inc. dated May 28, 2008.

SONUS PHARMACEUTICALS AND ONCOGENEX TECHNOLOGIES to MERGE

- Combined Company Will Have Three Oncology Products in Clinic -

 - Lead Candidate Targets Hormone Refractory Prostate and Non-Small Cell Lung Cancers -

- Conference Call to be Held Wednesday, March 28th, at 11:00 a.m. Pacific Time -

BOTHELL, Washington and VANCOUVER, British Columbia – May 28, 2008 — Sonus Pharmaceuticals, Inc. (NASDAQ: SNUS) and OncoGenex Technologies Inc., a privately held biopharmaceutical development company, today jointly announced the signing of a definitive agreement to merge the two companies. The combined company will operate as OncoGenex Pharmaceuticals, Inc.  Scott Cormack, OncoGenex’ current President and Chief Executive Officer will continue as President and CEO of the company.  As a result of the merger, the combined company will have a strong oncology pipeline addressing distinct unmet needs in the treatment of cancer, including three candidates in various stages of clinical development. Its lead candidate, OGX-011, is being evaluated in five Phase 2 clinical trials, each of which has completed patient enrollment.  Interim study results have previously been presented for each of the five clinical trials.

“In October 2007, Sonus outlined its strategy to rebuild shareholder value,” said Mr. Michael Martino, President and Chief Executive Officer of Sonus. “Our goal was to identify quality assets to enhance, complement and leverage the strengths of our existing clinical pipeline, capabilities, infrastructure, cash and public listing.  Today we are pleased to announce the result of that rigorous process in the proposed merger of Sonus and OncoGenex Technologies.  We believe that this transaction represents an outstanding value creation opportunity for shareholders.”

“We were attracted by the immediate value and the potential future value this transaction creates for Sonus and OncoGenex shareholders,” said Mr. Cormack.  “Our companies are built around very similar approaches to developing oncology products that provide better therapeutic alternatives for cancer patients. This transaction provides an exciting opportunity for the stockholders of both companies to realize the full value of each company’s assets.”

The combined company will have a deep oncology pipeline, with each product candidate having a distinct mechanism of action and representing a unique opportunity for cancer drug development.  In addition to OGX-011, the pipeline includes two product candidates in Phase 1, and one additional product candidate that the company anticipates will move into Phase 1 clinical development within 18 months.  Details on the specific products follow:

•                  OGX-011, also known as custirsen sodium, inhibits the production of clusterin, a protein that is associated with treatment resistance in a number of solid tumors, including prostate, breast, non-small cell lung, ovarian, and bladder cancers.  It has potential applicability as a therapeutic in a broad number of cancers at different stages and can potentially be used in combination with a variety of commonly used cancer treatments, including chemotherapy, radiation therapy, and hormone ablation therapy.  Preliminary data in a Phase 2 clinical trial evaluating OGX-011 in combination with second-line chemotherapy in patients with hormone refractory prostate cancer has shown that retreatment with docetaxel in combination with OGX-011 may reverse docetaxel resistance and improve survival. OGX-011 is planned to enter randomized clinical trials in patients with hormone refractory prostate cancer that will support a NDA submission;

•                  OGX-427 is designed to reduce production of Hsp27, a protein that is over-produced in response to many cancer treatments including hormone ablation therapy, chemotherapy and radiation therapy. OGX-427 is in a Phase 1 clinical trial for the treatment of solid tumors including prostate, non-small cell lung, breast, ovarian, and bladder cancers.  The company anticipates that the single-agent aspect of this trial will be completed in the second half of 2008, and Phase 2 clinical development will begin in 2009.  Like OGX-011, this product candidate has potential as a treatment in a broad number of cancers;

•                  SN2310 is a novel prodrug of SN-38, which is a potent anti-cancer drug belonging to the class of topoisomerase I inhibitors.  It is currently in a Phase 1 trial and progress is being made to determine its safety and pharmacokinetic profile, in addition to the maximum tolerated dose.  SN2310 is designed to enhance the delivery and exposure of SN-38 to the tumor by providing greater prodrug conversion and a longer half-life than achieved with irinotecan; and

•                  OGX-225 aims to reduce the production of both Insulin-Like Growth Factor Binding Protein -2 and Insulin-Like Growth Factor Binding Protein -5 with a single product to enhance treatment sensitivity and delay tumor progression. IGFBP-2 and IGFBP-5 are both hormones that make an alternate hormone, IGF-1, available to the tumor that facilitates continued tumor growth. Employing OGX-225 as a single product to simultaneously inhibit the production of both IGFBP-2 and IGFBP-5 has the potential to delay disease progression in cancers dependent upon IGF-1 for tumor growth. OGX-225 is in pre-clinical development and has completed pre-clinical pharmacology.

Terms of the Agreement

Under the terms of the proposed merger, OncoGenex’ stock and debenture holders will receive approximately 37 million shares of Sonus common stock and OncoGenex will become a wholly owned subsidiary of Sonus Pharmaceuticals, Inc.  Following the close of the proposed transaction, OncoGenex stockholders will hold 50% of Sonus’ outstanding shares of common stock.  An additional 25 million shares will be held in escrow and released to OncoGenex’ shareholders upon achievement of specific milestones that are intended to demonstrate continued development of OncoGenex’ assets and execution of the combined company’s business plan. The proposed transaction received unanimous approval from the Boards of Directors of Sonus and OncoGenex, and is expected to be completed in the third quarter of 2008, subject to regulatory approval, and the approval of Sonus’ and OncoGenex’ shareholders.

The Board of Directors of the combined company will be composed of seven members, most of whom will be drawn from the existing Boards of both companies.  Three members will be nominated by the Sonus Board members, three members will be nominated by OncoGenex Board members and those combined six members will appoint a seventh Board member.

Ferghana Partners acted as financial adviser to Sonus throughout the selection, analysis and negotiation of this transaction.  Additionally, Leerink Swann & Co. provided an independent fairness opinion to the Board of Directors of Sonus.

Conference Call

The company will hold a joint conference call on Wednesday, May 28, 2008 at 11:00 a.m. Pacific Time to discuss the proposed merger.  Mike Martino, President and CEO of Sonus, and Scott Cormack, OncoGenex’ President and CEO will host the call.

To participate in the live call by telephone, please dial (866) 250-2351 from the U.S. or (303) 262-2143 from outside the U.S.  Please use conference ID number 11114594#.  Participants are asked to call the above numbers approximately 5-10 minutes prior to the start time.  Additionally, the call will be broadcast live and can be accessed on the Sonus web site at http://ir.sonuspharma.com/events.cfm.  A telephone replay of the call will be available from May 28, 2:00 p.m. Pacific Time, for three business days at 800-405-2236 or 303-590-3000 for international calls; Conference ID: 11114594#.

Additional Information

As previously announced on November 5, 2007, Sonus received notification from the staff of The NASDAQ Stock Market indicating that the company is not in compliance with the $1.00 minimum bid price requirement for continued listing under Marketplace Rule 4450(a)(5).  Sonus announced on May 8, 2008, that it had received a Determination Letter from NASDAQ indicating that the company had failed to regain compliance and is therefore to be delisted from The NASDAQ Global Market. Sonus has requested a hearing before a NASDAQ Listing Qualifications Panel to appeal NASDAQ’s determination and intends to seek continued listing of its common stock.   As part of its plan of compliance, Sonus also intends to effect a reverse stock split, subject to stockholder approval.  Subject to NASDAQ’s determination, Sonus intends to submit an application to change the ticker symbol to “OGXI” following consummation of the merger.

About Sonus Pharmaceuticals, Inc.

Headquartered near Seattle, Washington, Sonus Pharmaceuticals, Inc. is focused on the development of cancer drugs that are designed to provide better efficacy, safety and tolerability, and ease of use. Sonus moved an oncology product candidate, SN2310, into a Phase 1 clinical trial in September 2006. For additional information on Sonus, including past news releases, please visit www.sonuspharma.com.

About OncoGenex Technologies Inc.

OncoGenex Technologies Inc. is a private biopharmaceutical company committed to the development and commercialization of new cancer therapies that address treatment resistance in cancer patients. The company’s three product candidates are designed to inhibit the production of specific proteins associated with treatment resistance and which are over-produced in response to a variety of cancer treatments. OGX-011 is completing evaluation in five Phase 2 clinical studies in prostate, lung, and breast cancers. OGX-427 has begun evaluation in Phase 1 clinical studies, while the third product candidate, OGX-225, has completed preclinical pharmacology studies. More information is available at www.OncoGenex.ca.

Safe Harbor

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including statements concerning the proposed merger between Sonus and OncoGenex. These statements are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements.  For example, statements of expected synergies, the strength of the combined oncology product pipeline, the timing of clinical trials and development efforts, the results of clinical and pre-clinical studies, the timing of closing, execution of integration plans and management and organizational structure are all forward-looking statements. The potential risks and uncertainties include, among others, the possibility that the merger does not close or that the closing may be delayed, synergies and costs savings will not be achieved or that the companies are unable to successfully execute their integration strategies, the timing and costs of clinical trials and regulatory approvals, risks that clinical trials will not be successful, risks associated with obtaining funding from third parties or completing a financing necessary to support the costs and expenses of clinical studies as well as research and development activities, risks that the combined company will not be able to maintain listing on NASDAQ, as well as other risks relating to the development, safety and efficacy of therapeutic drugs and potential applications for these products.   A more complete discussion of risks and uncertainties that may affect forward-looking statements is included in Sonus Pharmaceuticals’ filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for fiscal year 2007, and its Quarterly Report on Form 10-Q for the first quarter of 2008.  No assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on the results of operations or financial condition of Sonus. The Company undertakes no obligation to update the forward-looking statements contained herein or to reflect events or circumstances occurring after the date hereof.

Proxy Solicitation

In connection with the proposed merger, Sonus intends to file with the SEC a Proxy Statement and related materials and to mail to its stockholders the final Proxy Statement containing information about Sonus, OncoGenex and the proposed merger. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND THE OTHER RELEVANT MATERIALS, CAREFULLY AND IN THEIR ENTIRETY, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT SONUS, ONCOGENEX AND THE PROPOSED MERGER.

Sonus and OncoGenex, and certain of their directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction.  Information about the directors and executive officers of Sonus, including their respective security holdings, is set forth in Sonus’ Amendment No. 1 to Form 10-K for the fiscal year ended December 31, 2007, filed with the Securities and Exchange Commission on April 29, 2008.  As of May 27, 2008, OncoGenex’ directors and executive officers beneficially owned approximately 1,755,000 shares, or 14.5%, of OncoGenex’ capital stock. Investors may obtain additional information regarding the interests of OncoGenex, Sonus and their respective executive officers and directors in the merger by reading the Proxy Statement for such proposed transaction when it becomes available.

The Proxy Statement and other relevant materials, when they become available, and any other documents filed by Sonus with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov.  In addition, investors and security holders may obtain free copies of the documents, when they are available, filed with the SEC by Sonus by directing a request to: Sonus Pharmaceuticals, Inc., 1522 217th Place SE, Suite 100, Bothell, WA 98021, Phone (425) 686-1500, Fax (425) 686-1600, Attention: Investor Relations.

Sonus Contact:	OncoGenex Investor & Media Contact:

Investor	Jason Spark
Doug Sherk	Porter Novelli Life Sciences
Dahlia Bailey	619-849-6005
415-896-6820	jspark@pnlifesciences.com
dabailey@evcgroup.com

Media

Steve DiMattia

917-620-0590

sdimattia@evcgroup.com